Exhibit 99.1

NEWS FOR IMMEDIATE RELEASE	CONTACT:	BRIEN M. CHASE, CFO
FEBRUARY 13, 2012		304-525-1600

PREMIER FINANCIAL BANCORP, INC.
ANNOUNCES PLAN TO MERGE THREE SUBSIDIARY BANKS

PREMIER FINANCIAL BANCORP, INC. (PREMIER), HUNTINGTON, WEST VIRGINIA (NASDAQ/GM-PFBI), a $1.1 billion bank holding company with four bank subsidiaries, announced that it has filed applications with state and federal banking regulatory authorities to merge its $60 million Farmers Deposit Bank franchise and its $95 million Ohio River Bank franchise into its $213 million Citizens Deposit Bank and Trust.  If approved, the resulting bank will be a nearly $367 million Kentucky chartered bank with 13 locations in northern Kentucky and southern Ohio and will retain the name Citizens Deposit Bank and Trust.

President and CEO Robert W. Walker commented, “We are proud of the network of community bank franchises that we have built.  But in the current economic and banking environment, size and resources matter.  By combining these three franchises into one, we believe our customers will benefit from the greater network of locations and the increase in the lending limit of the combined bank.  We believe our many talented employees will benefit as the larger single organization will provide opportunities for specialization which the three single organizations could not offer.  Instead of ‘wearing many hats’ as most do in small community banks, our employees will be able concentrate on one or two areas that complement their skills and career desires.  We also believe our shareholders will benefit as we rely less on expensive external consultants to help us with ongoing regulatory changes and use our existing employee talent base more effectively.”

Premier has filed applications with the Federal Deposit Insurance Corporation (“FDIC”) and the Kentucky Department of Financial Institutions (“KDFI”).  If approved by the regulatory authorities, Premier will merge Farmers Deposit Bank, headquartered in Eminence, Kentucky and Ohio River Bank, headquartered in Ironton, Ohio, with and into Citizens Deposit Bank and Trust, headquartered in Vanceburg, Kentucky.

The resulting bank will remain headquartered in Vanceburg, Kentucky and would have total assets of nearly $367,000,000, total deposits of $311,000,000, liquid assets of $64,000,000, and Tier I capital of $32,000,000.  Pro forma regulatory capital ratios would result in the bank remaining well capitalized with a Tier I Leverage Ratio of 8.88%, a Tier I Risk-based Capital Ratio of 14.61% and a Total Risk-based Capital Ratio of 15.86%; ratios which exceed Citizens Deposit Bank’s current capital ratios as of December 31, 2011.  These levels of capital and liquidity will provide the financial strength management needs to serve the local communities within the combined bank’s branch network.  The combined bank’s locations will run along both sides of the Ohio River from Proctorville, Ohio in the east through Ironton, Ohio; Vanceburg and Maysville, Kentucky to Eminence, Kentucky in the west, just outside of the Louisville, Kentucky suburbs.

Certain Statements contained in this news release, including without limitation statements including the word "believes," "anticipates," "intends," "expects" or words of similar import, constitute "forward-looking statements" within the meaning of section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of Premier to be materially different from any future results, performance or achievements of Premier expressed or implied by such forward-looking statements. Such factors include, among others, general economic and business conditions, changes in business strategy or development plans and other factors referenced in this press release. Given these uncertainties, prospective investors are cautioned not to place undue reliance on such forward-looking statements. Premier disclaims any obligation to update any such factors or to publicly announce the results of any revisions to any of the forward-looking statements contained herein to reflect future events or developments.